UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 27, 2022

VERDE BIO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5750 Genesis Court, Suite 220

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2022, Verde Bio Holdings, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (“Purchase Agreement”) with GHS Investments LLC (“GHS”) related to the purchase of up to 6,000 shares of the Company’s Series C Preferred Stock (“Preferred Shares”) at $1,000 per share, including an initial closing amount of 125 Preferred Shares for $125,000.  In connection with the purchase of the Preferred Shares, the Company agreed to issue up to 200 Preferred Shares to GHS as “commitment shares” at a rate of 4 shares per every 125 shares purchased.  At the initial closing the Company issued 129 Preferred Shares, which included 4 commitments shares.

A form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Purchase Agreement is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 5.03 Amendment to Certificate of Designation

Effective on May 27, 2022, the holders of a majority of the shares of common stock together with the stockholders holding all of the outstanding share of Series C Convertible Preferred Stock of Verde Bio Holdings, Inc. (the “Company”), via a written consent to action without meeting, approved an amendment and restatement of the Certificate of Designation of the Series C Convertible Preferred Stock, which was previously approved by the Board of Directors, and which amended and restated designation was filed with the Secretary of State of Nevada on May 27, 2022, and became effective on the same date.

The amended and restated designation of the Series C Convertible Preferred Stock (the “A&R Series C Designation”) increased the number of shares designated Series C Convertible Preferred Stock to seven thousand six hundred (7,600).

The foregoing description of the A&R Series C Designation does not purport to be complete and is qualified in its entirety by reference to the A&R Series C Designation, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
3.1	Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock
10.1	Securities Purchase Agreement dated May 27, 2022

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 31st day of May, 2022.

VERDE BIO HOLDINGS, INC.
By:	/s/ Scott A. Cox
	Name:	Scott A. Cox
	Title:	Chief Executive Officer